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                                                               EXHIBIT 10(e)(vi)

                              AMENDMENT NUMBER FIVE
                                     TO THE
                       HARRIS CORPORATION RETIREMENT PLAN

      WHEREAS, Harris Corporation, a Delaware corporation (the "Corporation"), has heretofore adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2003 (the "Plan");

      WHEREAS, the Corporation, by action of the Management Development and Compensation Committee of the Corporation's Board of Directors (the "Compensation Committee"), has the authority to amend the Plan pursuant to
Section 17.1 of the Plan;

      WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the "Employee Benefits Committee") the authority to adopt non-material amendments to the Plan; and

      WHEREAS, the Corporation, by action of the Employee Benefits Committee, desires to amend the Plan in certain respects.

      NOW, THEREFORE, pursuant to the power of amendment contained in Section
17.1 of the Plan and the delegation of such power pursuant to Section 13.3 of the Plan, the Plan hereby is amended as follows:

      Effective May 4, 2004 Section 8.6(a) of the Plan is amended to add the following sentences immediately after the first sentence thereof:

      Notwithstanding the immediately preceding sentence, the employees of the Camarillo Operations Business who are Eligible Employees immediately prior to the Closing Date of the sale of such business pursuant to the Purchase Agreement by and among Harris Corporation, Manatee Investment Corporation and Fluke Electronics Corporation dated as of May 4, 2004 (the "Agreement"), shall be eligible for an allocation of the profit sharing contribution made for the Plan Year ending in 2004. Terms capitalized in the previous sentence that are not defined in the Plan shall have the meanings as defined in the Agreement.

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      APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 4th day of May, 2004.

                                     Attest:

                                     /s/ John D. Gronda
                                         ----------------

                                    Secretary

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